Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Man Sang Holdings, Inc. (the "Company") on Form 10-Q for the quarter ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Cheng Chung Hing, Ricky, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 13, 2007

/s/ CHENG Chung Hing, Ricky

CHENG Chung Hing, Ricky

Chief Executive Officer